Exhibit 10.1

CONVERTIBLE BRIDGE LOAN AGREEMENT

THIS CONVERTIBLE BRIDGE LOAN AGREEMENT (this "**Agreement**") is made as of the 6th day of March 2018 by and among I.R Med Ltd., an Israeli Company (the "**Company**"), and the lenders set forth in Schedule 1 (the "**Lenders**").

WHEREAS, the Company is seeking equity financing;

WHEREAS, until the consummation of the aforementioned financing, the Company requires an infusion of funds in order to conduct its business activities; and

WHEREAS, the Lenders are willing to make a loan available to the Company on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. **Loan**.

1.1 The Lenders will lend to the Company the amounts set forth in Schedule 1 (the "**Loan**"). The Lenders undertake to provide the Loan no later than five (5) business days following the date hereof (the "**Loan Provision Date**").

2. **Repayment**.

2.1 The Company promises to repay the Lenders the Loan together with interest thereon from the date such portion of the Loan was actually received by the Company, at a rate per annum equal to three percent (3%) compounded and accrued annually, calculated on the basis of actual days elapsed and a year of 365 days, payable as set forth below. The Loan and accrued and unpaid interest hereunder, if any, shall be due and payable on December 31, 2018, or such later date agreed to in writing by the Majority Lenders (the "**Repayment Date**"), unless earlier converted pursuant to this Agreement. For the purposes hereof, "**Majority Lenders**" means the Company's investors representing more than 80% of the Company's issued and outstanding shares, who have also provided loans with terms similar to the terms hereof.

2.2 Each payment hereunder by the Company shall be made to the each of the Lenders in U.S. Dollars by wire transfer in immediately available funds to such account(s) as each Lender may designate in writing. All payments to be made by the Company to each of the Lenders shall be made free and clear of, and without deduction or withholding unless the Company is required by law to make such a payment subject to a deduction or withholding, in which case the Company shall, promptly on becoming aware of such requirement, notify the Lenders of it.

2.3 Immediately upon full repayment or conversion in full of the Loan and the accrued interest thereon, the Company shall be released from the repayment obligation set forth in this Section 2.

3. **Conversion**.

3.1 Optional Conversion. In the event that prior to the Repayment Date the Company issues securities in a Financing (as defined below), then, at the option of the Majority Lenders, the Loan including all accrued interest thereon shall convert into shares of the Company of the same class as shall be issued in such transaction at a price per share equal to the lowest price per share paid in the Financing less a discount of 25% (the "**Discount**") and the Lenders shall receive all rights and benefits granted to the investors in the Financing. As used herein, "**Financing**" shall mean the closing of the Company's next round of financing in which the Company issues equity securities in one or more related transactions.

3.2 Mandatory Conversion. In the event that as of the Repayment Date the Loan has not been repaid in full or converted into share capital of the Company in accordance with this Agreement, then the outstanding portion of the Loan including all accrued interest thereon shall convert into the most senior class of shares in the Company, at a price per share equal to NIS 400,000 per share.

3.3 Notice. Without derogating from any other rights any of the Lenders may have, the Company shall notify the Lenders of a Financing in a written notice of at least seven (7) days prior to the closing of a Financing.

3.4 Mechanics of Conversion.

3.4.1. No fractional shares shall be issued to the Lenders and the Company shall pay to the Lenders in cash any amount of the outstanding Loan not converted into equity of the Company.

3.4.2. The Company shall, immediately upon any conversion of the Loan, issue and allot to each Lender such number and class of the shares to which such Lender shall be entitled upon conversion of that Lender's portion of the Loan pursuant to the terms of this Agreement, and deliver to the Lender a certificate representing the same.

3.4.3. In the event that the Company is or becomes required by law to make any deduction or withholding from any Lender in connection with the conversion of the Loan (and any accrued interest thereon) in accordance with Sections 3.1 or 3.2 of this Agreement (the **"Withholding Obligation"**), then the amount of the Loan (and any accrued interest thereon) that shall be converted shall be reduced by an amount equal to the Withholding Obligation and such amount shall be paid by the Company to the Israeli Tax Authorities (**"ITA"**) on account of such Withholding Obligation, on or prior to the 15th day of the month following the date of such conversion. The Company shall provide written evidence in a form satisfactory to the Lenders that such Withholding Obligation has been paid to the ITA.

4. **Acceleration**. Notwithstanding anything herein to the contrary, the Loan and all accrued interest thereon, shall be due and payable automatically following written notice by the Majority Lenders, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, upon the occurrence of an Event of Acceleration, unless otherwise provided for below. For the purposes of this Agreement, an **"Event of Acceleration"** shall be deemed to exist upon the occurrence of any of the following: (i) the commission of any act of liquidation or dissolution by the Company; (ii) the execution by the Company of a general assignment for the benefit of creditors; (iii) the filing by or against the Company of any petition in liquidation or any petition for relief under the provisions of any applicable legislation for the relief of debtors and the continuation of such petition without dismissal for a period of sixty (60) days or more; or (iv) the temporary or permanent appointment of a receiver, trustee or liquidator to take possession of a substantial portion of the property or assets of the Company without dismissal for a period of sixty (60) days or more.

The Company shall (i) upon the occurrence of an Event of Acceleration, promptly inform the Lenders of the occurrence of any Event of Acceleration; and (ii) upon receipt of a written request to that effect from any of the Lenders, confirm to the Lenders that, to its knowledge, except as previously notified to the Lenders or as notified in such confirmation, no Event of Acceleration or potential Event of Acceleration has occurred. Upon the occurrence of an Event of Acceleration the Company shall be liable for all of the Lenders' costs and expenses (including reasonable attorney's fees and expenses of one counsel for all Lenders under loan agreements of similar terms) incurred in connection with recovery of the outstanding Loan by the Lenders.

5. **Exit Event**. In the event that either (a) a consolidation, merger or reorganization of the Company with or into, or a sale of all or substantially all of the Company's assets, or all or substantially all of the Company's issued and outstanding share capital, to, any person or entity, other than a wholly-owned subsidiary of the Company, excluding a transaction in which shareholders of the Company prior to the transaction will maintain voting control of the resulting entity after the transaction (provided, however, that shares of the surviving entity held by shareholders of this Company acquired by means other than the exchange or conversion of the shares of this Company shall not be used in determining if the shareholders of this Company maintain voting control of the surviving entity (or its parent)); or (b) any transaction resulting in all or substantially all of the Company's assets being traded for securities of any entity (collectively, an **"M&A Event"**), should occur prior to the Repayment Date and before conversion of the Loan, then at the election of the Majority Lenders with respect to their loans, (i) immediately prior to any such M&A Event, the Loan including all accrued interest thereon shall convert

into the most senior class of shares of the Company outstanding immediately prior to such M&A Event, or (ii) the Company shall pay the Lenders 200% of the Loan Amount and all accrued interest thereon.

6. **Representations and Warranties.** The Company hereby represents and warrants to the Lenders as of the date hereof and as of the Closing Date, and acknowledges that the Lenders are entering into this Agreement in reliance thereon, as follows:

6.1 Organization. The Company is duly organized, validly existing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted. The Company has all requisite power and authority to execute and deliver this Agreement. The Company does not require franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted, other than those which it has already obtained.

6.2 Authorization; Approvals. All corporate action on the part of the Company necessary for the authorization, execution, delivery, and performance of all of Company's obligations under this Agreement has been taken. This Agreement, when executed and delivered by or on behalf of the Company, shall constitute the valid and legally binding obligations of the Company, legally enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application affecting enforcement of creditors' rights generally and laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.3 Governmental Consents. The Company is not required to obtain any consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement or the consummation of any other transaction contemplated hereby. There is no order, writ, injunction or decree of any court, government or governmental agency affecting the Company or any of its businesses, assets or interests, in a material adverse manner.

7. Representation and Warranties of the Lenders. Without derogating from the Lenders' rights to be repaid in full in accordance with the provisions of this Agreement, each Lender represents and warrants to the Company that:

7.1 All corporate action on the part of the Lender necessary for the authorization, execution, delivery, and performance of all of Lender's obligations under this Agreement has been taken. This Agreement, when executed and delivered by or on behalf of the Lender, shall constitute the valid and legally binding obligations of the Lender, legally enforceable against the Lender in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws of general application affecting enforcement of creditors' rights generally and laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

7.2 The Lender has not been formed solely for the purpose of making this investment and is providing the Loan to the Company for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof; and

7.3 The Lender has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the transactions evidenced by this Agreement. The Lender hereby acknowledges that it had to the opportunity to ask questions pertaining to the Company, its business, financial status and prospects and has made an informed decision regarding its provision of the Loan hereunder.

8. **Miscellaneous**.

8.1 Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

8.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, excluding the body of law pertaining to conflict of law. Any disputes arising under or in relation to this Agreement shall be resolved exclusively by the competent courts of Tel-Aviv.

8.3 Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred by the Company without the prior consent in writing of all of the Lenders.

8.4 This Agreement and the exhibits and schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. The preamble hereto constitutes an integral part hereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by the execution of a written amendment to this Agreement to be signed by the parties hereto. This Agreement supersedes all other agreements, understandings, consents, undertakings, representations, warranties, oral or written, exchanged or signed between the parties, whether prior to this date or thereafter, with respect to the subject matter hereof. It is hereby clarified that the Lenders shall not be obligated to provide the Loan or any other funding to the Company, under any circumstances other than as provided herein.

8.5 All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be faxed, emailed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, to the following addresses, or such other address with respect to a party as such party shall notify each other party in writing as above provided: (i) if to the Lenders, to the addresses set forth in Schedule 1, and (ii) if to the Company, Tzahar Industrial Zone, Rosh Pina, Israel, 1200000, Fax: 04-6104976Email: oded@bashanti.com, with a copy to Peter Sugarman, Adv., Yigal Arnon & Co., 1 Azrieli Center, Tel Aviv 67021, Israel, Fax: (972-3) 608-7714, Email: peters@arnon.co.il. Any notice sent in accordance with this Section 8.5 shall be effective (i) if mailed, five (5) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via fax or email, upon transmission and electronic confirmation of receipt or if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt.

8.6 No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

8.7 If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.8 Each Party hereto will bear its own fees and expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

8.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument. Signatures by facsimile or signatures which have been scanned and transmitted by electronic mail shall be deemed valid and binding for all purposes.

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IN WITNESS WHEREOF the parties have signed this Convertible Bridge Loan Agreement in one or more counterparts as of the date first hereinabove set forth.

Company:

אי" אר מד בע"מ
IR-MED Ltd
ח.פ. 514824952

____

I.R Med Ltd.

By: Oded Bashan, Chairman

[Signature Page to I.R Med Ltd. Convertible Bridge Loan Agreement]

Lenders:

Med2bwell Ltd.

(Signature)

By: Oded Daglan

Name:

Title: CHIRMAN

MED2BWELL LTD

ח.פ. 515302404

[Signature Page to I.R Med Ltd. Convertible Bridge Loan Agreement]

Lenders:

Aharon Klein

____

By: ______________________

Name: AHARON KLEIN

Title: CEO I.R.MED

[Signature Page to I.R Med Ltd. Convertible Bridge Loan Agreement]

Lenders:

Yaniv Cohen

____
(signature)

By: _____Yaniv Cohen___________________

Name:____________________

Title: ____________________

[Signature Page to I.R Med Ltd. Convertible Bridge Loan Agreement]